Exhibit 99.1

GigOptix Achieves GAAP Profitability in the Second Quarter Fiscal Year 2015

•	Q2 FY15 revenue increased for the fifth consecutive quarter to $9.8 million, up 22 percent from $8.0 million in Q2 FY14, and up 9 percent from $9.1 million in Q1 FY15

•	First half FY15 revenue of $18.9 million is up 23 percent from $15.4 million in the first half of FY14

•	Q2 FY15 GAAP and non-GAAP gross margin the highest ever at 63 percent and 66 percent, respectively, up from 60 percent and 62 percent, respectively, in Q1 FY15

•	Q2 FY15 GAAP net income of $0.5 million, or net income of $0.02 per diluted share, marks the first GAAP profitable quarter, free of non-recurring items, in the Company’s history

•	Q2 FY15 non-GAAP net income of $2.1 million, or net income of $0.06 per diluted share, marks the highest ever non-GAAP quarterly profit

•	Q2 FY15 Adjusted EBITDA of $2.8 million, marks the highest ever quarterly Adjusted EBITDA

•	Cash and cash equivalents as of June 28, 2015 were $18.4 million, an increase of $0.7 million from the end of the prior quarter

•	Revenue in Q3 FY15 is expected to be approximately $10.3 million, which would be a record for the Company, and represents an increase of approximately 21 percent from the same quarter a year ago

SAN JOSE, Calif. – July 27, 2015 – GigOptix, Inc. (NYSE MKT: GIG), a leading supplier of advanced high-speed semiconductor components for communications networks used in long-haul, metro, access, cloud connectivity, data center, and consumer electronics applications, today announced financial results for its second quarter of fiscal year 2015, which ended June 28, 2015.

Second Quarter Fiscal 2015 GAAP Results

Total revenue in Q2 FY15 was $9.8 million. This compares with revenue of $8.0 million in Q2 FY14, and $9.1 million in Q1 FY15.

Gross margin in Q2 FY15 was a record 63 percent, and compares with 57 percent in Q2 FY14, and 60 percent in Q1 FY15.

Net income in Q2 FY15 was $0.5 million, or net income of $0.02 per diluted share. This marks the first profitable quarter, free of non-recurring items, in the Company’s history. This compares with a net loss of $2.0 million, or a net loss of ($0.06) per share in Q2 FY14, and a net loss of $0.6 million, or a net loss of ($0.02) per share in Q1 FY15.

Cash and cash equivalents as of June 28, 2015 were $18.4 million, an increase of $0.7 million from the end of the prior quarter.

Second Quarter Fiscal 2015 Non-GAAP Results1

Non-GAAP net income for Q2 FY15 was $2.1 million, or net income of $0.06 per diluted share, and represents the record non-GAAP quarterly profit in the Company’s history. The Q2 FY15 results compare with non-GAAP net income of $0.3 million, or net income of $0.01 per diluted share in Q2 FY14, and non-GAAP net income of $0.7 million, or $0.02 per diluted share in Q1 FY15.

Non-GAAP gross margin for Q2 FY15 was a record 66 percent, and compares with 59 percent in Q2 FY14 and 62 percent in Q1 FY15.

Adjusted EBITDA1 for Q2 FY15 was a record $2.8 million, and is the highest Adjusted EBITDA quarterly performance in the company’s history. The Q2 FY15 results compares with Adjusted EBITDA of $1.0 million in Q2 FY14, and Adjusted EBITDA of $1.4 million in Q1 FY15.

“The all-around record quarterly financial results we achieved in Q2 represent a positive and significant inflection point in the 8 year history of GigOptix, going back to our inception in July 2007. We delivered our first quarter of GAAP profitability, free of non-recurring items, and the highest ever non-GAAP profitability and Adjusted EBITDA. This record performance clearly shows the success we continue to achieve with our global growth and scalable strategy,” said Dr. Avi Katz, Chairman and Chief Executive Officer of GigOptix, Inc. “Increasing customer demand across all our product lines for our ever-growing and innovative product portfolio is driving our continued revenue growth. In particular, we are seeing strong pull in our high-speed communications (HSC) business in both datacom, with our 40Gbps and 100Gbps drivers and TIAs for data-center active optical cables (AOC) and transceivers, and in telecom, with our linear-coherent 100Gbps and 200Gbps devices used for both long-haul and metro applications. In addition, in our Industrial product line we are experiencing several new business opportunities that are driving continuous revenue growth. The combination of higher revenue, better margins and on-going strict expense controls translated into our record profitability this quarter.”

Financial Outlook

“We expect third quarter fiscal 2015 revenue to be approximately $10.3 million, which would be the highest quarterly revenue in GigOptix’s history, while maintaining the consistent high level of profitability. The projected third quarter revenue would represent a continuous increase of about 5 percent compared with Q2, and 21 percent compared with the same quarter a year ago,” said Dr. Katz. “In addition, we are raising our initial revenue guidance for fiscal 2015 from about $37.5 million to at least $39 million, consistent with our pre-announcement on June 29, 2015. This current revenue forecast represents a year-over-year increase of approximately 20 percent compared with revenue of $32.9 million in fiscal year 2014. Overall, we expect 2015 to yield the highest annual revenue, best profitability and largest cash generation from operations in our history.”

Financial Results Webcast / Conference Call

GigOptix will host a conference call and webcast with investors today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss its second quarter fiscal 2015 financial results and business outlook. Investors and other interested parties may access the call by dialing (719) 325-2323. No passcode is needed for the live call. The replay dial-in number is (858) 384-5517, and the passcode is 2850820. Additionally, this conference call will be broadcast live over the Internet and can be accessed by all interested parties on the Investor Relations section of GigOptix’ website at www.gigoptix.com.

1 Non-GAAP Measures—GigOptix reports revenue, gross margin, operating expense, operating income and net loss on a Generally Accepted Accounting Principles (GAAP) and non-GAAP basis. In addition, it reports Adjusted EBITDA. These non-GAAP measures are provided to enhance investors’ overall understanding of GigOptix financial performance. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. A reconciliation of these GAAP to non-GAAP measurements and Adjusted EBITDA for the 3 and 6 months ended June 28, 2015 and June 29, 2014, as well as the prior quarter, can be found in the “Reconciliation of GAAP to Non-GAAP Financial Information” table attached to this press release.

About GigOptix, Inc.

GigOptix, Inc., (NYSE MKT: GIG) is a leading fabless supplier of advanced high-speed semiconductor components that enable end-to-end information streaming over communications networks. Its product portfolio addresses emerging telecom long-haul and metro applications, datacom cloud and data center connectivity, point-to-point backhaul wireless applications, and interactive interfaces for consumer electronics. GigOptix offers a broad portfolio of high performance devices and multi-chip module solutions that enable next generation wireless microwave systems up to 90GHz, drivers and TIAs for 40Gbps, 100Gbps and 400Gbps fiber-optic telecommunications and data-communications networks. GigOptix also offers a wide range of digital and mixed-signal ASIC solutions in a wide range of technology geometries from 28nm to 0.6um, and enables a complete product life cycle support.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the bringing of products to market with full documentation. Such statements contain words such as “will,” and “expect,” or the negative thereof or comparable terminology, and include (without limitation) statements regarding expected revenues, income and cash, and completion of the financial statements for the quarter just ended. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These risks include, but are not limited to: the ability to recognize revenues, the ability to extend product offerings into new areas or products, the ability to commercialize licensed technology, unexpected occurrences that deter the full documentation and “bring to market” plan for products that were developed this year and last year, trends and fluctuations in the industry, changes in demand and purchasing volume of customers, unpredictability of suppliers, our ability to control our costs of goods sold, our ability to attract and retain qualified personnel, the ability to move product sales to production levels, the ability to compete for client design-in opportunities, the ability to cross-sell to new clients and to diversify, the success of product sales in new markets or of recently produced product offerings, including bundled product solutions, the amount of cost savings, the ability to improve productivity, and to do so in an efficient manner, the ability to pursue and attract other merger and acquisition opportunities, our ability to enforce intellectual property rights, and the ability to maintain and continue relationships with government agencies. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of GigOptix’ filings with the SEC, and in GigOptix’ other current and periodic reports filed or furnished from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to GigOptix as of the date hereof, and GigOptix assumes no obligation to update any forward-looking statement.

Investors

Darrow Associates, Inc.

Jim Fanucchi, (408) 404-5400

ir@gigoptix.com

(TABLES TO FOLLOW)

####

GIGOPTIX, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	June 28, 2015	December 31, 2014	Net Change
			$	%
ASSETS
Current assets:
Cash and cash equivalents	$18,382	$18,438	$(56)	(0%)
Accounts receivable, net	7,843	7,955	(112)	(1%)
Inventories	6,824	5,139	1,685	33%
Prepaid and other current assets	789	433	356	82%

Total current assets	33,838	31,965	1,873	6%
Property and equipment, net	2,309	1,916	393	21%
Intangible assets, net	1,947	2,394	(447)	(19%)
Goodwill	10,395	10,306	89	1%
Restricted cash	56	53	3	6%
Other assets	133	116	17	15%

Total assets	$48,678	$46,750	$1,928	4%

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,702	$2,731	$(29)	(1%)
Accrued compensation	1,221	730	491	67%
Other current liabilities	2,637	2,902	(265)	(9%)

Total current liabilities	6,560	6,363	197	3%
Pension liabilities	346	326	20	6%
Other long-term liabilities	658	556	102	18%

Total liabilities	7,564	7,245	319	4%

Stockholders’ Equity
Common stock	33	32	1	3%
Additional paid-in capital	145,380	143,661	1,719	1%
Treasury stock, at cost; 701,754 shares as of June 28, 2015 and December 31, 2014	(2,209)	(2,209)	—	0%
Accumulated other comprehensive income	288	285	3	1%
Accumulated deficit	(102,378)	(102,264)	(114)	0%

Total stockholders’ equity	41,114	39,505	1,609	4%

Total liabilities and stockholders’ equity	$48,678	$46,750	$1,928	4%

GIGOPTIX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three months ended						Six months ended
	June 28,	%	March 29,	%	June 29,	%	June 28,	%	June 29,	%
	2015		2015		2014		2015		2014
Total revenue	$9,840	100%	$9,060	100%	$8,037	100%	$18,900	100%	$15,423	100%
Total cost of revenue	3,611	37%	3,667	40%	3,487	43%	7,278	39%	6,613	43%

Gross profit	6,229	63%	5,393	60%	4,550	57%	11,622	61%	8,810	57%

Research and development expense	3,224	33%	3,248	36%	3,358	42%	6,472	34%	7,100	46%
Selling, general and administrative expense	2,442	25%	2,770	31%	2,567	32%	5,212	28%	4,965	32%
Restructuring expense, net	—	0%	—	0%	307	4%	—	0%	307	2%

Total operating expenses	5,666	58%	6,018	66%	6,232	78%	11,684	62%	12,372	80%

Income (loss) from operations	563	6%	(625)	-7%	(1,682)	-21%	(62)	0%	(3,562)	-23%
Interest expense, net	(3)	0%	(3)	0%	(10)	0%	(6)	0%	(27)	0%
Other income (expense), net	(19)	0%	1	0%	—	0%	(18)	0%	10	0%

Income (loss) before provision for income taxes	541	5%	(627)	-7%	(1,692)	-21%	(86)	0%	(3,579)	-23%
Provision for income taxes	16	0%	9	0%	21	0%	25	0%	31	0%

Income (loss) from consolidated companies	525	5%	(636)	-7%	(1,713)	-21%	(111)	-1%	(3,610)	-23%
Loss on equity investment	3	0%	—	0%	331	4%	3	0%	331	2%

Net income (loss)	$522	5%	$(636)	-7%	$(2,044)	-25%	$(114)	-1%	$(3,941)	-26%

Basic net income (loss) per share	$0.02		$(0.02)		$(0.06)		$(0.00)		$(0.13)
Diluted net income (loss) per share	$0.02		$(0.02)		$(0.06)		$(0.00)		$(0.13)
Weighted average number of shares used in basic net income (loss) per share calculation	32,885		32,525		31,607		32,705		31,521
Weighted average number of shares used in diluted net income (loss) per share calculation	33,922		32,525		31,607		32,705		31,521

GIGOPTIX, INC.

NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three months ended						Six months ended
	June 28,	%	March 29,	%	June 29,	%	June 28,	%	June 29,	%
	2015		2015		2014		2015		2014
Total revenue	$9,840	100%	$9,060	100%	$8,037	100%	$18,900	100%	$15,423	100%
Total cost of revenue	3,368	34%	3,482	38%	3,296	41%	6,850	36%	6,243	40%

Gross profit	6,472	66%	5,578	62%	4,741	59%	12,050	64%	9,180	60%

Research and development expense	2,835	29%	2,993	33%	2,986	37%	5,828	31%	6,453	42%
Selling, general and administrative expense	1,531	16%	1,859	21%	1,455	18%	3,390	18%	3,074	20%

Total operating expenses	4,366	44%	4,852	54%	4,441	55%	9,218	49%	9,527	62%

Income (loss) from operations	2,106	21%	726	8%	300	4%	2,832	15%	(347)	-2%
Interest expense, net	(3)	0%	(3)	0%	(10)	0%	(6)	0%	(27)	0%
Other income (expense), net	(19)	0%	1	0%	—	0%	(18)	0%	10	0%

Income (loss) before provision for income taxes	2,084	21%	724	8%	290	4%	2,808	15%	(364)	-2%
Provision for income taxes	16	0%	9	0%	21	0%	25	0%	31	0%

Net income (loss)	$2,068	21%	$715	8%	$269	3%	$2,783	15%	$(395)	-3%

Basic net income (loss) per share	$0.06		$0.02		$0.01		$0.09		$(0.01)
Diluted net income (loss) per share	$0.06		$0.02		$0.01		$0.08		$(0.01)
Weighted average number of shares used in basic net income (loss) per share calculation	32,885		32,525		31,607		32,705		31,521
Weighted average number of shares used in diluted net income (loss) per share calculation	33,922		32,909		32,562		33,416		31,521

GIGOPTIX, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION

(In thousands)

(Unaudited)

	Three months ended,			Six months ended
	June 28,	March 29,	June 29,	June 28,	June 29,
	2015	2015	2014	2015	2014
GAAP Total cost of revenue	$3,611	$3,667	$3,487	$7,278	$6,613
Stock-based compensation	(139)	(82)	(88)	(221)	(164)
Amortization of intangible assets	(104)	(103)	(103)	(207)	(206)

Non-GAAP Total cost of revenue	$3,368	$3,482	$3,296	$6,850	$6,243

GAAP Gross profit	$6,229	$5,393	$4,550	$11,622	$8,810
Stock-based compensation	139	82	88	221	164
Amortization of intangible assets	104	103	103	207	206

Non-GAAP Gross profit	$6,472	$5,578	$4,741	$12,050	$9,180

GAAP Operating expenses	$5,666	$6,018	$6,232	$11,684	$12,372
Stock-based compensation	(1,161)	(807)	(1,020)	(1,968)	(1,954)
Amortization of intangible assets	(120)	(120)	(121)	(240)	(241)
Restructuring expense, net	—	—	(307)	—	(307)
Special bonus		—	(343)	—	(343)
Acquisition and strategic activities related costs	(19)	(239)	—	(258)	—

Non-GAAP Operating expenses	$4,366	$4,852	$4,441	$9,218	$9,527

GAAP Income (loss) from operations	$563	$(625)	$(1,682)	$(62)	$(3,562)
Stock-based compensation	1,300	889	1,108	2,189	2,118
Amortization of intangible assets	224	223	224	447	447
Restructuring expense, net	—	—	307	—	307
Special bonus	—	—	343	—	343
Acquisition and strategic activities related costs	19	239	—	258	—

Non-GAAP Income (loss) from operations	$2,106	$726	$300	$2,832	$(347)

GAAP Net income (loss)	$522	$(636)	$(2,044)	$(114)	$(3,941)
Stock-based compensation	1,300	889	1,108	2,189	2,118
Amortization of intangible assets	224	223	224	447	447
Restructuring expense, net	—	—	307	—	307
Special bonus	—	—	343	—	343
Acquisition and strategic activities related costs	19	239	—	258	—
Loss on equity investment	3	—	331	3	331

Non-GAAP Net income (loss)	$2,068	$715	$269	$2,783	$(395)

Adjusted EBITDA reconciliation:
Income (loss) from operations	$563	$(625)	$(1,682)	$(62)	$(3,562)
Restructuring expense, net	—	—	307	—	307
Depreciation and amortization	885	890	896	1,775	1,813
Stock-based compensation	1,300	889	1,108	2,189	2,118
Special bonus	—	—	343	—	343
Acquisition and strategic activities related costs	19	239	—	258	—

Adjusted EBITDA	$2,767	$1,393	$972	$4,160	$1,019